UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      May 10, 2011
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) On May 10, 2011, Delphi Financial Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. The voting results for the matters acted upon at this meeting were as follows:
1) Election of directors:

	Votes	Votes	Broker
	For	Withheld	Non-Votes
Class A Director:
Philip R. O’Connor	36,017,576	6,573,854	3,796,822
Directors:
Kevin R. Brine	91,121,140	371,893	3,796,822
Edward A. Fox	89,025,107	2,467,926	3,796,822
Steven A. Hirsh	91,247,786	245,247	3,796,822
Harold F. Ilg	88,962,493	2,530,540	3,796,822
James M. Litvack	91,248,830	244,203	3,796,822
James N. Meehan	89,810,771	1,682,262	3,796,822
Robert Rosenkranz	88,826,812	2,666,221	3,796,822
Donald A. Sherman	88,973,082	2,519,951	3,796,822
Robert F. Wright	89,594,692	1,898,341	3,796,822
2) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes for	92,896,418
Votes against	2,381,487
Abstentions	11,950
3) Advisory vote on the compensation of the named executive officers as disclosed in the 2011 Proxy Statement.

Votes for	79,614,943
Votes against	11,863,432
Abstentions	14,658
Broker non-votes	3,796,822
4) Advisory vote on the frequency of executive compensation advisory votes.

1 Year	86,891,010
2 Years	67,482
3 Years	4,458,933
Abstentions	75,608
Broker non-votes	3,796,822
(b) Consistent with the Board’s recommendation that future advisory votes on the compensation of the Company’s named executive officers be held on an annual basis, the Board of Directors of the Company has determined that such votes will be held annually.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: May 16, 2011